Exhibit 99.1
APPLIED MATERIALS ANNOUNCES SECOND QUARTER RESULTS

•	Q2 net sales of $2.44 billion up 4% year over year led by growth in Applied Global Services and Display

•	Q2 non-GAAP adjusted EPS of $0.29 up 4% year over year; GAAP EPS of $0.29 up 38% year over year

SANTA CLARA, Calif., May 14, 2015 — Applied Materials, Inc. (NASDAQ:AMAT), the global leader in precision materials engineering solutions for the semiconductor, display and solar industries, today reported results for its second quarter ended April 26, 2015.
Second quarter orders were $2.52 billion, up 11 percent sequentially and down 4 percent year over year. Net sales were $2.44 billion, up 4 percent sequentially and up 4 percent year over year.
On a non-GAAP adjusted basis, the company reported gross margin of 43.2 percent, operating income of $476 million, and net income of $362 million or $0.29 per diluted share. The company recorded GAAP gross margin of 41.6 percent, operating income of $416 million, and net income of $364 million or $0.29 per diluted share.

“Applied posted our highest quarterly revenue in the past three years and earnings near the top of our guidance range,” said Gary Dickerson, president and CEO. “These results demonstrate that Applied is delivering the enabling products and services our customers need as they transition complex new devices into volume production.”

Quarterly Results Summary

				Change
GAAP Results	Q2 FY2015	Q1 FY2015	Q2 FY2014	Q2 FY2015 vs. Q1 FY2015	Q2 FY2015 vs. Q2 FY2014
Net sales	$2.44 billion	$2.36 billion	$2.35 billion	4%	4%
Gross profit	$1.02 billion	$959 million	$1.00 billion	6%	1%
Operating income	$416 million	$458 million	$387 million	(9)%	7%
Net income	$364 million	$348 million	$262 million	5%	39%
Diluted earnings per share (EPS)	$0.29	$0.28	$0.21	4%	38%
Non-GAAP Adjusted Results
Non-GAAP adjusted gross profit	$1.06 billion	$1.00 billion	$1.04 billion	6%	1%
Non-GAAP adjusted operating income	$476 million	$447 million	$482 million	6%	(1)%
Non-GAAP adjusted net income	$362 million	$338 million	$348 million	7%	4%
Non-GAAP adjusted diluted EPS	$0.29	$0.27	$0.28	7%	4%

Applied Materials, Inc.

Applied's non-GAAP adjusted results exclude the impact of the following, where applicable: certain items related to mergers and acquisitions; restructuring charges and any associated adjustments; impairments of assets, goodwill, or investments; gain or loss on sale of strategic investments or facilities; and certain tax items. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also “Use of Non-GAAP Adjusted Financial Measures” section.
Second Quarter Reportable Segment Results and Comparisons to the Prior Quarter
Silicon Systems Group (SSG) orders were $1.70 billion, up 19 percent, with increases in foundry, flash and DRAM more than offsetting a decline in logic/other. Net sales increased by 8 percent to $1.56 billion. Non-GAAP adjusted operating income increased by 19 percent to $418 million or 26.8 percent of net sales. GAAP operating income increased by 22 percent to $374 million or 24.0 percent of net sales.
SSG new order composition was: foundry 36 percent; DRAM 31 percent; flash 21 percent; and logic/other 12 percent.
Applied Global Services orders of $641 million declined 7 percent primarily due to a seasonal decline in service contract renewals. Net sales of $646 million increased by 11 percent. Operating income increased to $170 million or 26.3 percent of net sales on both a GAAP and non-GAAP basis.
Display orders of $120 million were up 12 percent reflecting an increase in TV equipment orders. Net sales declined 41 percent to $163 million, which was in line with expectations. Operating income decreased to $40 million or 24.5 percent of net sales on both a GAAP and non-GAAP basis.
Energy and Environmental Solutions orders remained flat at $50 million, and net sales increased by 33 percent to $73 million. EES reported a non-GAAP adjusted operating loss of $4 million and a GAAP operating loss of $5 million.

Applied's backlog remained essentially flat at $2.78 billion and included negative adjustments of $69 million, primarily consisting of order cancellations and other adjustments. Backlog composition by segment was: SSG 53 percent; AGS 29 percent; Display 13 percent; and EES 5 percent.

Business Outlook
For the third quarter of fiscal 2015, Applied expects net sales to be in the range of up 2 percent to up 6 percent from the previous quarter, the midpoint of which would be up 12 percent year over year. Non-GAAP adjusted diluted EPS is expected to be in the range of $0.31 to $0.35, the midpoint of which would be up 18 percent year over year.
This outlook excludes known charges related to completed acquisitions of $0.03 per share and does not exclude other non-GAAP adjustments that may arise subsequent to this release.

Applied Materials, Inc.

Use of Non-GAAP Adjusted Financial Measures
Management uses non-GAAP adjusted results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com. A replay will be available on the website beginning at 5:00 p.m. Pacific Time today.
Forward-Looking Statements

This press release contains forward-looking statements, including those regarding anticipated growth and trends in our businesses and markets, industry outlooks, technology transitions, our financial performance and market share positions, our business outlook for the third quarter of fiscal 2015, and other statements that are not historical facts. These statements and their underlying assumptions are subject to risks and uncertainties and are not guarantees of future performance. Factors that could cause actual results to differ materially from those expressed or implied by such statements include, without limitation: the level of demand for our products; global economic and industry conditions; consumer demand for electronic products; the demand for semiconductors; customers’ technology and capacity requirements; the introduction of new and innovative technologies, and the timing of technology transitions; our ability to develop, deliver and support new products and technologies; the concentrated nature of our customer base;  our ability to expand our current markets, increase market share and develop new markets; market acceptance of existing and newly developed products; our ability to obtain and protect intellectual property rights in key technologies; our ability to achieve the objectives of operational and strategic initiatives, align our resources and cost structure with business conditions, and attract, motivate and retain key employees; the variability of operating expenses and results among products and segments, and our ability to accurately forecast future results, market conditions, customer requirements and business needs; and other risks and uncertainties described in our SEC filings, including our most recent Forms 10-Q and 8-K. All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.

About Applied Materials
Applied Materials, Inc. (Nasdaq:AMAT) is the global leader in precision materials engineering solutions for the semiconductor, flat panel display and solar photovoltaic industries. Our technologies help make innovations like smartphones, flat screen TVs and solar panels more affordable and accessible to consumers and businesses around the world. Learn more at www.appliedmaterials.com.

Contact:
Kevin Winston (editorial/media) 408.235.4498
Michael Sullivan (financial community) 408.986.7977

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended			Six Months Ended
(In millions, except per share amounts)	April 26, 2015	January 25, 2015	April 27, 2014	April 26, 2015	April 27, 2014
Net sales	$2,442	$2,359	$2,353	$4,801	$4,543
Cost of products sold	1,426	1,400	1,352	2,826	2,651
Gross profit	1,016	959	1,001	1,975	1,892
Operating expenses:
Research, development and engineering	365	351	355	716	711
Marketing and selling	109	111	107	220	216
General and administrative	140	117	129	257	249
Loss (gain) on derivatives associated with announced business combination	(14)	(78)	23	(92)	(1)
Total operating expenses	600	501	614	1,101	1,175
Income from operations	416	458	387	874	717
Interest expense	24	23	23	47	48
Interest income and other income (loss), net	(3)	2	1	(1)	11
Income before income taxes	389	437	365	826	680
Provision for income taxes	25	89	103	114	165
Net income	$364	$348	$262	$712	$515
Earnings per share:
Basic	$0.30	$0.28	$0.22	$0.58	$0.43
Diluted	$0.29	$0.28	$0.21	$0.57	$0.42
Weighted average number of shares:
Basic	1,230	1,224	1,216	1,227	1,211
Diluted	1,241	1,240	1,229	1,241	1,227

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	April 26, 2015	January 25, 2015	October 26, 2014
ASSETS
Current assets:
Cash and cash equivalents	$3,067	$2,929	$3,002
Short-term investments	163	158	160
Accounts receivable, net	1,798	1,580	1,670
Inventories	1,713	1,641	1,567
Other current assets	706	625	568
Total current assets	7,447	6,933	6,967
Long-term investments	936	930	935
Property, plant and equipment, net	887	864	861
Goodwill	3,304	3,304	3,304
Purchased technology and other intangible assets, net	860	905	951
Deferred income taxes and other assets	153	137	156
Total assets	$13,587	$13,073	$13,174
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,822	$1,737	$1,883
Customer deposits and deferred revenue	874	784	940
Total current liabilities	2,696	2,521	2,823
Long-term debt	1,947	1,947	1,947
Other liabilities	593	533	536
Total liabilities	5,236	5,001	5,306
Total stockholders’ equity	8,351	8,072	7,868
Total liabilities and stockholders’ equity	$13,587	$13,073	$13,174

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended			Six Months Ended
	April 26, 2015	January 25, 2015	April 27, 2014	April 26, 2015	April 27, 2014
Cash flows from operating activities:
Net income	$364	$348	$262	$712	$515
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	90	92	94	182	188
Share-based compensation	47	48	42	95	88
Excess tax benefits from share-based compensation	(12)	(39)	(7)	(51)	(25)
Other	(8)	36	12	28	21
Net change in operating assets and liabilities	(183)	(425)	34	(608)	22
Cash provided by operating activities	298	60	437	358	809
Cash flows from investing activities:
Capital expenditures	(64)	(49)	(65)	(113)	(113)
Proceeds from sales and maturities of investments	177	140	157	317	521
Purchases of investments	(203)	(141)	(161)	(344)	(324)
Cash provided by (used in) investing activities	(90)	(50)	(69)	(140)	84
Cash flows from financing activities:
Proceeds from common stock issuances and others, net	42	—	56	42	66
Excess tax benefits from share-based compensation	12	39	7	51	25
Payments of dividends to stockholders	(123)	(122)	(122)	(245)	(242)
Cash used in financing activities	(69)	(83)	(59)	(152)	(151)
Effect of exchange rate changes on cash and cash equivalents	(1)	—	—	(1)	—
Increase (decrease) in cash and cash equivalents	138	(73)	309	65	742
Cash and cash equivalents — beginning of period	2,929	3,002	2,144	3,002	1,711
Cash and cash equivalents — end of period	$3,067	$2,929	$2,453	$3,067	$2,453
Supplemental cash flow information:
Cash payments for income taxes	$118	$89	$33	$207	$59
Cash refunds from income taxes	$2	$3	$3	$5	$12
Cash payments for interest	$7	$39	$7	$46	$46

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reportable Segment Results

	Q2 FY2015			Q1 FY2015			Q2 FY2014
(In millions)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)
SSG	$1,704	$1,560	$374	$1,426	$1,446	$307	$1,664	$1,584	$391
AGS	641	646	170	690	583	153	537	534	148
Display	120	163	40	107	275	72	340	147	26
EES	50	73	(5)	50	55	(4)	88	88	5
Corporate	—	—	(163)	—	—	(70)	—	—	(183)
Consolidated	$2,515	$2,442	$416	$2,273	$2,359	$458	$2,629	$2,353	$387

Corporate Unallocated Expenses

(In millions)	Q2 FY2015	Q1 FY2015	Q2 FY2014
Share-based compensation	47	48	42
Certain items associated with announced business combination	29	20	16
Loss (gain) on derivative associated with announced business combination, net	(14)	(78)	23
Other unallocated expenses	101	80	102
Total corporate	$163	$70	$183

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Additional Information

	Q2 FY2015		Q1 FY2015		Q2 FY2014
New Orders and Net Sales by Geography
(In $ millions)	New Orders	Net Sales	New Orders	Net Sales	New Orders	Net Sales
United States	368	632	411	529	521	370
% of Total	15%	26%	18%	22%	20%	16%
Europe	131	150	148	143	199	156
% of Total	5%	6%	6%	6%	7%	7%
Japan	365	257	242	231	203	215
% of Total	15%	10%	11%	10%	8%	9%
Korea	607	449	546	464	378	351
% of Total	24%	18%	24%	20%	14%	15%
Taiwan	589	455	545	519	660	781
% of Total	23%	19%	24%	22%	25%	33%
Southeast Asia	103	87	85	85	72	52
% of Total	4%	4%	4%	4%	3%	2%
China	352	412	296	388	596	428
% of Total	14%	17%	13%	16%	23%	18%

Employees (In thousands)
Regular Full Time	14.3		14.1		13.7

Applied Materials, Inc.

 APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended			Six Months Ended
(In millions, except percentages)	April 26, 2015	January 25, 2015	April 27, 2014	April 26, 2015	April 27, 2014
Non-GAAP Adjusted Gross Profit
Reported gross profit - GAAP basis	$1,016	$959	$1,001	$1,975	$1,892
Certain items associated with acquisitions[1]	39	40	39	79	78
Acquisition integration costs	—	—	1	—	1
Non-GAAP adjusted gross profit	$1,055	$999	$1,041	$2,054	$1,971
Non-GAAP adjusted gross margin	43.2%	42.3%	44.2%	42.8%	43.4%
Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$416	$458	$387	$874	$717
Certain items associated with acquisitions[1]	45	46	46	91	91
Acquisition integration costs	—	1	10	1	21
Loss (gain) on derivatives associated with announced business combination, net	(14)	(78)	23	(92)	(1)
Certain items associated with announced business combination[2]	29	20	16	49	27
Restructuring charges and asset impairments[3]	—	—	—	—	7
Non-GAAP adjusted operating income	$476	$447	$482	$923	$862
Non-GAAP adjusted operating margin	19.5%	18.9%	20.5%	19.2%	19.0%
Non-GAAP Adjusted Net Income
Reported net income - GAAP basis[4]	$364	$348	$262	$712	$515
Certain items associated with acquisitions[1]	45	46	46	91	91
Acquisition integration costs	—	1	10	1	21
Loss (gain) on derivatives associated with announced business combination, net	(14)	(78)	23	(92)	(1)
Certain items associated with announced business combination[2]	29	20	16	49	27
Restructuring charges and asset impairments[3]	—	—	—	—	7
Impairment (gain on sale) of strategic investments, net	6	1	2	7	(3)
Reinstatement of federal R&D tax credit, resolution of prior years’ income tax filings and other tax items[4]	(54)	(17)	12	(71)	(3)
Income tax effect of non-GAAP adjustments	(14)	17	(23)	3	(27)
Non-GAAP adjusted net income	$362	$338	$348	$700	$627

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

2	These items are incremental charges related to the announced business combination agreement with Tokyo Electron Limited, consisting of acquisition-related and integration planning costs.

3	Results for the six months ended April 27, 2014 included a $7 million of employee-related costs related to the restructuring program announced on October 3, 2012.

4
Amounts for the three and six months ended April 26, 2015 included an adjustment to decrease the provision for income taxes by $39 million and $35 million, respectively, with a corresponding increase in net income and diluted earnings per share of $0.03. The adjustment was excluded in Applied's non-GAAP adjusted results and was made primarily to correct an error in the recognition of cost of sales in the U.S. related to intercompany sales, which resulted in overstating profitability in the U.S. and the provision for income taxes in immaterial amounts in each year since fiscal 2010.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended			Six Months Ended
(In millions except per share amounts)	April 26, 2015	January 25, 2015	April 27, 2014	April 26, 2015	April 27, 2014
Non-GAAP Adjusted Earnings Per Diluted Share
Reported earnings per diluted share - GAAP basis[1]	$0.29	$0.28	$0.21	$0.57	$0.42
Certain items associated with acquisitions	0.03	0.03	0.03	0.07	0.06
Acquisition integration costs	—	—	0.01	—	0.01
Certain items associated with announced business combination	0.02	0.01	0.01	0.03	0.02
Loss (gain) on derivative associated with announced business combination, net	(0.01)	(0.04)	0.01	(0.05)	—
Reinstatement of federal R&D tax credit, resolution of prior years’ income tax filings and other tax items[1]	(0.04)	(0.01)	0.01	(0.06)	—
Non-GAAP adjusted earnings per diluted share	$0.29	$0.27	$0.28	$0.56	$0.51
Weighted average number of diluted shares	1,241	1,240	1,229	1,241	1,227

1
Amounts for the three and six months ended April 26, 2015 included an adjustment to decrease the provision for income taxes by $39 million and $35 million, respectively, with a corresponding increase in net income and diluted earnings per share of $0.03. The adjustment was excluded in Applied's non-GAAP adjusted results and was made primarily to correct an error in the recognition of cost of sales in the U.S. related to intercompany sales, which resulted in overstating profitability in the U.S. and the provision for income taxes in immaterial amounts in each year since fiscal 2010.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended			Six Months Ended
(In millions, except percentages)	April 26, 2015	January 25, 2015	April 27, 2014	April 26, 2015	April 27, 2014
SSG Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$374	$307	$391	$681	$705
Certain items associated with acquisitions[1]	44	43	42	87	84
Acquisition integration costs	—	—	—	—	1
Non-GAAP adjusted operating income	$418	$350	$433	$768	$790
Non-GAAP adjusted operating margin	26.8%	24.2%	27.3%	25.5%	25.7%
AGS Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$170	$153	$148	$323	$273
Certain items associated with acquisitions[1]	—	1	2	1	3
Non-GAAP adjusted operating income	$170	$154	$150	$324	$276
Non-GAAP adjusted operating margin	26.3%	26.4%	28.1%	26.4%	26.5%
Display Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$40	$72	$26	$112	$52
Certain items associated with acquisitions[1]	—	1	—	1	1
Non-GAAP adjusted operating income	$40	$73	$26	$113	$53
Non-GAAP adjusted operating margin	24.5%	26.5%	17.7%	25.8%	17.3%
EES Non-GAAP Adjusted Operating Income (Loss)
Reported operating income (loss) - GAAP basis	$(5)	$(4)	$5	$(9)	$(6)
Certain items associated with acquisitions[1]	1	1	2	2	3
Non-GAAP adjusted operating income (loss)	$(4)	$(3)	$7	$(7)	$(3)
Non-GAAP adjusted operating margin	(5.5)%	(5.5)%	8.0%	(5.5)%	(2.3)%

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

Applied Materials, Inc.

APPLIED MATERIALS, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED OPERATING EXPENSES

	Three Months Ended
(In millions)	April 26, 2015	January 25, 2015

Operating expenses - GAAP basis	$600	$501
Gain on derivative associated with announced business combination, net	14	78
Certain items associated with acquisitions	(6)	(6)
Acquisition integration costs	—	(1)
Certain items associated with announced business combination	(29)	(20)
Non-GAAP adjusted operating expenses	$579	$552

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED EFFECTIVE INCOME TAX RATE

Three Months Ended
(In millions, except percentages)	April 26, 2015

Provision for income taxes - GAAP basis[1] (a)	$25
Reinstatement of federal R&D tax credit, resolutions of prior years’ income tax filings and other tax items	54
Income tax effect of non-GAAP adjustments[1]	14
Non-GAAP adjusted provision for income taxes (b)	$93

Income before income taxes - GAAP basis (c)	$389
Certain items associated with acquisitions	45
Gain on derivative associated with announced business combination	(14)
Certain items associated with announced business combination	29
Impairment of strategic investments, net	6
Non-GAAP adjusted income before income taxes (d)	$455

Effective income tax rate - GAAP basis[1] (a/c)	6.4%

Non-GAAP adjusted effective income tax rate (b/d)	20.4%

1
Amounts for the three months ended April 26, 2015 included an adjustment to decrease the provision for income taxes by $39 million, with a corresponding increase in net income and diluted earnings per share of $0.03. The adjustment was excluded in Applied's non-GAAP adjusted results and was made primarily to correct an error in the recognition of cost of sales in the U.S. related to intercompany sales, which resulted in overstating profitability in the U.S. and the provision for income taxes in immaterial amounts in each year since fiscal 2010.